Exhibit 99.1

Conn’s, Inc. Responds to Moody’s Investors Service Bond Ratings

BEAUMONT, Texas--(BUSINESS WIRE)--Conn’s, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, computers, lawn and garden products, furniture and mattresses, today responded to Moody’s decision to downgrade the ratings on the three classes of its QSPE’s asset-backed notes. The notes were downgraded due to Moody’s view of the risk elements that could impact the performance of the Company’s credit program in the current economic environment. While $133.3 million of the downgraded notes continue to be rated as investment grade, $16.7 million of the notes were downgraded from investment grade (Baa2) to non-investment grade (Ba2). These downgrades do not result in any defaults or events of default under any of the Company’s or its QSPE’s financing facilities.

“Despite the current economic conditions, we continue to perform well on the credit front. Our preliminary results for the second quarter ended July 31, 2008, which are under review and subject to change, show the net charge-off rate below 3% and the 60-day delinquency at approximately 7%,” said Thomas J. Frank, Sr., the Company’s Chairman and CEO. “This evidences the continued solid performance of our credit operations in difficult times, and is consistent with our performance during prior challenging economic periods. Additionally, we continue to expect the net charge-off rate for the current fiscal year to finish at or below 3%. The Company intends to continue its dialogue with Moody’s as they continue their rating review.”

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to be correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update, relocate or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update, relocation or expansion of existing stores; the Company's ability to introduce additional product categories; the Company's cash flow from operations, borrowings from its revolving lines of credit and proceeds from securitizations to fund operations, debt repayment and expansion; the ability of the Company and the QSPE to obtain additional funding for the purpose of funding the receivables generated by the Company, including limitations on the ability of the QSPE to obtain financing through its commercial paper-based funding sources and its ability to maintain the current credit ratings of its securities; the cost of any renewed or replacement credit facilities; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; delinquency and loss trends in the receivables portfolio; changes in the assumptions used in the calculation of the fair value of its interests in securitized assets; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K filed on March 27, 2008. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONN-G

CONTACT:
Conn’s, Inc., Beaumont
Thomas J. Frank, 409-832-1696 Ext. 3218
Chairman and CEO